Exhibit 10.34

BIOSITE INCORPORATED

EXECUTIVE BONUS PLAN

Adopted Effective January 1, 2003

1.                                      PURPOSE OF PLAN.

Biosite Incorporated (the “Company”) hereby establishes this Executive Bonus Plan (the “Plan”) to permit Participants in this Plan to earn incentive bonuses in reward for superior performance in their positions with the Company and to align their interests with those of the stockholders of the Company.  Capitalized terms not explicitly defined in the text will have the meanings given them in Section 10 below.

2.                                      PARTICIPATION.

Only Executives of the Company who are designated by the Board or the Compensation Committee to participate in this Plan shall be Participants in this Plan.  Participation in the Plan shall be determined on an annual basis by the Board or the Compensation Committee.

3.                                      BONUS TERMS.

Each fiscal year of the Company, the Board or the Compensation Committee shall designate which of the Executives of the Company shall be Participants in this Plan and determine the terms and conditions and the potential amounts of bonuses each of such Executives shall be eligible to earn and receive under this Plan based on an assessment by the Compensation Committee of the performance of such Executives as provided herein.

(a)                                  Grant of Bonus Rights.  The terms and conditions of any Bonus Rights granted to a Participant under this Plan are set forth herein and in any Bonus Rights Notice delivered to the Participant.  The terms and conditions of such Bonus Rights shall be as set forth herein unless different provisions are expressly provided in the Bonus Rights Notice delivered to the Participant.

(b)                                  Terms and Conditions of Bonus Rights.  Subject to the provisions of this Plan, the Board or the Compensation Committee shall have the discretionary authority to establish the terms and conditions for any Bonus Rights granted under this Plan.

(i)                                    Determination of Performance Goals.  The Board or the Compensation Committee shall determine the performance goals on which each Participant shall be evaluated for a fiscal year.  By example and not as a limitation, such performance goals may include:

(A)                               Financial Goals.  Financial goals may include targeted revenue, targeted net income, targeted operating income, revenue growth, earnings growth, operating income growth, profitability, earnings per share and earnings per share growth.

(B)                               Qualitative Goals.  Qualitative goals may include achievements in areas such as product and technology leadership, growth in market share, implementation of key business programs, customer satisfaction, cash flow, and cost and expense management.

(C)                               Milestone Goals.  Milestone goals may include the achievement of specific objectives for a particular Participant for the fiscal year.

(ii)                                Measurement of Performance.  The Compensation Committee shall have the authority and discretion to determine if the Participants, and any of them, have achieved the pre-determined goals for such Participants and to measure their performance for purposes of the Plan.

(iii)                            Additional Terms of Bonus Rights. The provisions of individual Bonus Rights Notices need not be identical, but each Bonus Rights Notice shall include (through incorporation of provisions hereof by reference in the Bonus Rights Notice or otherwise) the substance of each of the following provisions:

(A)                               Termination of Employment.  Except as otherwise provided below in this Section 3(b), no portion of a Bonus Right shall be paid to a Participant who does not remain in Employment with the Company through the payment date for the bonus under such Bonus Right.  Any portion of a Bonus Right so forfeited by the Participant who has terminated his or her Employment shall not be reallocated to other Participants in the Plan.

(B)                               Termination for Cause, Death or Disability.  Notwithstanding any provision herein to the contrary, in the event that the Employment of a Participant is terminated:

(1)                                 for Cause as determined in good faith by the Board, then such Participant shall not be entitled to receive any bonuses under this Plan; and

(2)                                 due to the death or Disability of the Participant, then the Participant or his or her probate estate shall be entitled to any bonuses otherwise payable to the Participant under this Plan.

Notwithstanding any provision herein to the contrary, if the employment of a Participant is terminated for reasons other than (i) Cause, (ii) death, or (iii) Disability, the Participant will continue to have the right to retain a Bonus Right for any bonuses payable in the current quarter of such termination.

(iii)                            Other Terms.  The Board or the Compensation Committee may establish additional terms of the Bonus Rights of a Participant, including imposing vesting requirements, as the Board or the Compensation Committee may determine in its sole discretion.

(c)                                  Amounts and Types of Bonuses.  The Board or the Compensation Committee may in its discretion establish the target bonus amount and potential bonuses based on a formula or schedule or a fixed amount for each Participant which formula or schedule or fixed amount shall be set forth in the Bonus Rights Notice to the Participant.  As provided in a Bonus Rights Notice, a Participant may be entitled to earn and receive one or more bonuses as described below.

(i)                                    Formula or Schedule.  Bonuses for Participants under this Plan may be based on a predetermined formula or schedule adopted by the Board or the Compensation Committee prior to (1) the end of the fiscal quarter for which the bonuses shall be paid for bonuses based on performance over the fiscal quarter and for which the bonus is payable, and (2) the 90th day of the fiscal year for which the bonuses shall be paid for bonuses based on performance over the fiscal year.

(ii)                                Fixed Bonus Amount.   Bonuses for Participants under this Plan may be set at fixed amounts as adopted by the Board or the Compensation Committee prior to the end of the fiscal year for which the bonuses shall be paid.

(iii)                            Discretionary Bonus.  The Board or the Compensation Committee shall have the discretion, but not the obligation, to grant a discretionary bonus (in a fixed bonus amount or pursuant to a formula or schedule) under the Plan for superior performance.

(d)                                  Form of Bonus Payments.  Bonuses shall be payable in cash unless another form of payment as determined by the Board or the Compensation Committee is provided for in the Bonus Rights Notice.

(e)                                  Determination of Amounts of and Entitlement to Bonuses Payable under this Plan.  The Compensation Committee shall determine the entitlement of a Participant to a bonus under the Plan based on an assessment of his or her performance for the fiscal year or other time period specified in the Bonus Rights Notice.  Such determination shall be made in good faith.

(f)                                    Accrual and Time of Payment of Bonuses.   Any bonuses payable under this Plan shall be paid to eligible Participants by the Company within a reasonable period of time in which it can practicably make such distributions, except as otherwise provided herein.

(g)                                 Consequences of Restatement of Financial Reports.  To the extent required by the provisions of the Sarbanes-Oxley Act of 2002, in the event that the Company is required to restate its financial statements due to an error in such financial statements, then any bonuses payable under this Plan to the Chief Executive Officer and Chief Financial Officer of the Company shall be disgorged by such officers and returned to the Company.

(h)                                 Deferral of Receipt of Bonuses.  The receipt of bonuses payable under this Plan may be deferred by a Participant as permitted under a nonqualified deferred compensation plan or the tax-qualified 401(k) plan of the Company as provided in such plans.

4.                                      ADMINISTRATION.

The Compensation Committee shall be responsible for the administration of this Plan and may exercise such additional powers and authorities as the Board may delegate to the Compensation Committee which are not otherwise provided for herein.  The Compensation

Committee shall have the power, subject to, and within the limitations of, the express provisions of this Plan:

(a)                                  To construe and interpret this Plan and any Bonus Rights granted under it in the Compensation Committee’s sole discretion, and to establish, amend and revoke rules and regulations for its administration. The Compensation Committee, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or in any Bonus Rights, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective.

(b)                                 Generally, to exercise such powers and to perform such acts as the Compensation Committee deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of this Plan.

(c)                                  Where the Compensation Committee is granted authority under this Plan to take any action described in this Plan, the Company Committee may exercise such authority to take the action described in this Plan or make a recommendation to the Board for the Board to consider in taking such action.

To the extent this Plan and the Bonus Rights granted under this Plan are intended to qualify for the performance-based exemption from the tax deduction limit of Section 162(m) of the Code, the Compensation Committee (or a sub-committee of the Compensation Committee appointed by the Board that satisfies the requirements for a compensation committee comprised of outside directors within the meanings of such terms in Section 162(m) of the Code and the income tax regulations promulgated thereunder including but not limited to Treasury Regulation section 1.162-27(e)) shall have the authority and responsibility of the Compensation Committee under this Plan after such Plan has satisfied such other conditions for such exemption as required by Section 162(m) of the Code and the income tax regulations promulgated thereunder.

5.                                      MISCELLANEOUS.

(a)                                  Nonexclusivity. Nothing herein shall prevent, limit or affect any Participant’s continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which the Participant may otherwise qualify. Except as otherwise expressly provided herein, amounts which are vested benefits or payments or which a Participant is otherwise entitled to receive under any other plan, policy, practice or program, or as a stockholder of the Company shall be payable in accordance with such plan, policy, practice or program.

(b)                                  Acceleration of Payment and Vesting of Bonus.

(i)                                    In General.  The Board and the Compensation Committee shall have the power to accelerate the time at which a Bonus Right may be paid or the time during which a Bonus Right or any part thereof will vest in accordance with this Plan, or the provisions in the Bonus Right stating the time during which a bonus will be paid or vest.

(ii)                                Corporate Transactions.  Except and to the extent as waived or consented to by Participants, the Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, Change of Control or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Plan and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Participants to receive Bonus Rights without impairment.

In the event of a Change of Control, then any surviving corporation or acquiring corporation shall assume the Company’s obligation for any Bonus Rights outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume the Company’s obligation for such Bonus Rights, then with respect to the Bonus Rights held by a Participant whose Employment has not terminated, the Bonus Rights shall be payable in full on or prior to such event.

(c)                                  No Employment or Other Service Rights. Nothing in this Plan or any instrument executed or Bonus Rights granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Bonus Rights was granted or shall affect the right of the Company to terminate the employment of an Executive with or without notice and with or without Cause and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be.

(d)                                  Withholding Obligations. All payments of Bonus Rights will be subject to withholding of applicable income and employment taxes.

(e)                                  No Transferable Rights. Except as provided in Section 6 or in the Participant’s Bonus Rights Notice or otherwise consented to by the Company in writing, a Participant in this Plan shall not have any rights or interests under this Plan which may be transferred, assigned, pledged or hypothecated, and any attempts to transfer, assign, pledge or hypothecate a right or interest in this Plan without the consent of the Company shall be void and unenforceable and shall cause the Bonus Rights of the Participant to be forfeited.

(f)                                    Non-ERISA Plan. This Plan is a bonus plan and not an “employee benefit plan” within the meaning of that term as defined in Section 3(3) of the federal Employee Retirement Income Security Act of 1974, as amended.

6.                                      SUCCESSORS.

Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) of all or substantially all of the Company’s business and/or assets shall assume the obligations under this Plan and agree expressly to perform the obligations under this Plan in the same manner and to the same extent as the Company would be required to perform such obligations. The terms of this Plan and all rights of a Participant hereunder shall inure to the benefit of, and be enforceable by, the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7.                                      AMENDMENT OF THIS PLAN AND BONUS RIGHTS.

(a)                                  Amendment of this Plan. The Board and the Compensation Committee at any time, and from time to time, may amend this Plan; provided, however, that rights under any Bonus Rights granted before an amendment of this Plan shall not be impaired by such amendment of this Plan unless the Board or the Compensation Committee requests the consent of the Participant and the Participant consents in writing.

(b)                                  Amendment of Bonus Rights. The Board and the Compensation Committee at any time, and from time to time, may amend the terms of any one or more Bonus Rights; provided, however, that the rights under any Bonus Rights shall not be impaired by any such amendment unless the Board or the Compensation Committee requests the consent of the Participant and the Participant consents in writing.

8.                                      TERMINATION OR SUSPENSION OF THIS PLAN.

(a)                                  Plan Term.  This Plan, as set forth herein, shall become effective as of the Effective Date.  The Board may suspend or terminate the Plan at any time.  No Bonus Rights may be granted under this Plan while this Plan is suspended or after it is terminated.

(b)                                  No Impairment of Rights. Except as otherwise provided for below, a suspension or termination of this Plan shall not impair rights and obligations under any Bonus Rights granted while this Plan is in effect except with the written consent of the Participant. This Plan shall not terminate or expire with respect to any Participant who becomes entitled to any Bonus Rights hereunder until such Participant shall have received any bonus payment pursuant to such Bonus Right in full in accordance with the terms of this Plan.

9.                                      CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

10.                               DEFINITIONS.

(a)                                  “Board” means the Board of Directors of the Company, provided that any Participant who is a member of the Board shall not be permitted to take part in any action or determination by the Board with respect to the Plan or any Bonus Rights awarded under the Plan.

(b)                                 “Bonus Right” means the right to earn a bonus as provided for in Section 3 of this Plan which shall be subject to the terms of this Plan and the terms and conditions of the Bonus Rights Notice and such other agreements that the Board or the Compensation Committee may reasonably require.

(c)                                  “Bonus Rights Notice” means a written notice delivery by the Board or the Compensation Committee to a Participant evidencing the terms and conditions of his or her individual Bonus Right.  Each Bonus Rights Notice shall be subject to the terms and conditions of this Plan except as otherwise provided in this Plan.

(d)                                 “Cause” means that, prior to termination of Employment, a Participant shall have committed, based upon a reasonable determination by the Company: (i) an intentional act of fraud, embezzlement or theft in connection with the Participant’s duties or in the course of the Participant’s Employment, (ii) conduct demonstrating gross unfitness to serve or job abandonment, (iii) intentional wrongful disclosure of secret processes or confidential information of the Company, or (iv) intentional, material violation of any employee policy of the Company or contract between the Company and the Participant or any statutory duty of the Participant to the Company in which such violation shall have been harmful to the Company or an Affiliate.

(e)                                  “Change of Control” means any one of the following transactions:

(i)                                     a sale, lease or other disposition of all or substantially all of the assets of the Company,

(ii)                                  a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization, or

(iii)                               any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of fifty percent (50%) of the Company’s outstanding voting power is transferred.

Notwithstanding the foregoing, the term shall not include a reincorporation by the Company to change the state of its incorporation.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Compensation Committee” means the Compensation Committee of the Board, provided that any Participant who is a member of the Compensation Committee shall not be permitted to take part in any action or determination by the Compensation Committee with respect to the Plan or any Bonus Rights awarded under the Plan..

(h)                                 “Company” means Biosite Incorporated, a Delaware corporation, and any successor or acquiring entity as the result of an acquisition or asset sale of the Company.

(i)                                     “Disability” means the permanent and total disability of a Participant within the meaning of the term in Section 22(e)(3) of the Code as determined by the Board or the Compensation Committee in good faith or as determined by a physician appointed by the Board or the Compensation Committee licensed in the state in which the Participant resides or works for the Company.

(j)                                     “Effective Date” means the effective date of this Plan which shall be January 1, 2003.

(l)                                     “Employment” means continuous employment as an employee on the payroll of the Company.

(m)                               “Executive” means a person employed by the Company as an officer or other executive employee on or after the Effective Date.

(n)                                 “Participant” means an Executive designated to participate in the Plan as provided in Section 2 of this Plan.

To record the adoption of this Plan by the Company, the Board has caused the authorized member of the Board below to execute the same as of the 1st day of April, 2003, to be effective as of January 1, 2003.

BIOSITE INCORPORATED

By:	/s/ Timothy J. Wollheger
Name:	Timothy J. Wollheger
Member of Board of Directors of Biosite Incorporated